|_________________|
CUSIP No. 740822101


                                                                   EXHIBIT 1

                           JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Dated as of December 12, 2002


                                        /s/ John E. Connelly
                                        ------------------------------------
                                        John E. Connelly, Individually



                                        J. EDWARD CONNELLY ASSOCIATES, INC.


                                        By /s/ John E. Connelly
                                          ----------------------------------
                                          John E. Connelly, Chairman and
                                          Chief Executive Officer